UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2019

THE MOSAIC COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Kennedy Blvd.		33602
Suite 2500
Tampa,	Florida
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 918-8270
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.
The following information is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing:
Furnished herewith as Exhibit 99.1 and incorporated by reference herein is the text of The Mosaic Company’s (“Mosaic,” and Mosaic and its subsidiaries, individually or in any combination, “we,” “us” or “our”) announcement regarding its earnings and results of operations for the quarter ended September 30, 2019, as presented in a press release issued on November 4, 2019.
Furnished herewith as Exhibit 99.2 and incorporated by reference herein is certain performance data for the period ended September 30, 2019 to be published on Mosaic’s website.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 31, 2019, the Board of Directors (the "Board") of The Mosaic Company (“Mosaic”), effective as of November 15, 2019, removed Richard N. McLellan and Corrine D. Ricard from their current positions of Senior Vice President - Mosaic Fertilizantes and Senior Vice President - Commercial, respectively, and elected Mr. McLellan to the position of Senior Vice President - Commercial and Ms. Ricard to the position of Senior Vice President - Mosaic Fertilizantes.
On November 1, 2019, Mosaic entered into a letter of understanding (the "Expatriate Agreement") with Ms. Ricard in connection with her agreement to relocate to Mosaic's Sao Paulo, Brazil office, where she will lead the Mosaic Fertilizantes operations. Under the Expatriate Agreement, it is anticipated that Ms. Ricard's international assignment will begin on November 15, 2019 and continue until November 14, 2022. During her assignment, Ms. Ricard will receive an annual base salary of $550,000, subject to annual review and adjustment in the ordinary course, and will continue to be eligible to participate in Mosaic's annual incentive plan with a target bonus percentage of 75% of base salary for 2019. Ms. Ricard will also be entitled to benefits that are designed to minimize the financial impact of the international assignment, and minimize its disruption to her family. Among the benefits offered are tax equalization payments, tax consultation and preparation assistance, participation in an international health plan for Ms. Ricard and her eligible dependents, housing assistance, travel allowances, relocation assistance, automobile assistance and transition assistance. Mosaic is also obligated to provide Ms. Ricard with relocation assistance for her move back to the United States upon completion of her assignment.
On October 31, 2019, the Compensation Committee of Mosaic's Board of Directors authorized a special bonus in the amount of $250,000 in recognition for Ms. Ricard's service as interim leader of Mosaic's human resources organization in addition to her responsibilities as Senior Vice President - Commercial for the period beginning in November 2018 and ending in June 2019 and a one-time retention award (the "Retention Award") for Ms. Ricard under Mosaic's 2014 Stock and Incentive Plan in the amount of $1.650 million, having a grant date of November 15, 2019. The Retention Award will vest in three equal installments on the first, second and third anniversaries of the grant date provided that Ms. Ricard is employed by us on those dates, and will be payable in cash equal to the fair market value of the number of vested shares on each date of vesting. The Retention Award will not vest in the event of a change in control or for any other reason unless Ms. Ricard is employed by us on the vesting date.
The foregoing descriptions of the Expatriate Agreement and the Retention Award do not purport to be complete and are qualified in their entirety by reference to the Expatriate Agreement and form of Retention Award agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
Reference is made to the Exhibit Index hereto with respect to the exhibits furnished herewith. The following exhibits are being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Exhibit No.	Description

10.1	Expatriate Agreement, dated November 1, 2019, between Mosaic and an executive officer

10.2	Form of Retention Award Agreement under Mosaic's 2014 Stock and Incentive Plan, approved October 31, 2019

99.1	Press release, dated November 4, 2019, of The Mosaic Company regarding its earnings and results of operations for the quarter ended September 30, 2019

99.2	Performance data for the period ended September 30, 2019
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: November 4, 2019	By:	/s/ Mark J. Isaacson
	Name:	Mark J. Isaacson
	Title:	Senior Vice President, General Counsel
and Corporate Secretary